ARIZONA NUTRITIONAL SCIENCES
www.azns.us

Date: 3/16/09

Agreement

Arizona Nutritional Sciences hereby appoints Niusule Biotechnology Corporation for the distribution and sale of PlantFusion all over China and Southeast Asia.

The name of product: PlantFusion.

When the annual turnover of Niusule Biotechnology Corporation amounts to $500,000.00 within a 12-month period, Arizona Nutritional Sciences shall entrust Niusule Biotechnology Corporation as the exclusive agency for the product for a period of 1 year after a 6-month introductory period. Until this occurs ANS provides Niusule Biotechnology Corporation the rights to sell PlantFusion in China and Southeast Asia but not the exclusive rights. The document was executed and signed by both parties on the basis of friendly cooperation.

Principal Signature:

Authorized Person Signature:

32531 N. Scottsdale Rd.
Suite #105-127
Scottsdale, AZ 85266
800 519 6266 Office
602 765 0027 Fax
www.azns.us